Exhibit 99.2

W&T OFFSHORE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On November 5, 2013 and December 4, 2013, W&T Offshore, Inc. (“W&T”) acquired certain oil and natural gas property interests from Callon Petroleum Operating Company (“Callon”), referred to herein as the “Callon Properties,” pursuant to a certain purchase and sale agreement. The effective date of the transaction was July 1, 2013. These unaudited pro forma financial statements are prepared due to the acquisition being significant to the Company on a combined basis.

The accompanying unaudited pro forma condensed combined financial statements and accompanying notes of W&T as of and for the nine months ended September 30, 2013 and for the year ended December 31, 2012 (the “Pro Forma Statements”), which have been prepared by W&T management, are derived from (a) the unaudited consolidated financial statements of W&T as of and for the nine months ended September 30, 2013 included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013; (b) the unaudited statement of revenues and direct operating expenses of the Callon Properties for the nine months ended September 30, 2013; (c) the audited consolidated financial statements of W&T as of and for the year ended December 31, 2012 included in its Annual Report on Form 10-K for the year ended December 31, 2012; and (d) the audited statement of revenues and direct operating expenses of the Callon Properties for the year ended December 31, 2012.

These Pro Forma Statements are provided for illustrative purposes only and are not necessarily indicative of the results that actually would have occurred had the transaction been in effect on the dates or for the periods indicated, or of the results that may occur in the future. The pro forma statements of income are not necessarily indicative of W&T’s operations going forward because the presentation of the operations of the Callon Properties is limited to only revenues and direct operating expenses related thereto, while other operating expenses related to these properties have been excluded. The unaudited pro forma condensed combined balance sheet was prepared assuming the purchase of the Callon Properties, including purchase price adjustments to date, and assumed related financing transactions occurred on September 30, 2013. The unaudited pro forma condensed combined statements of income were prepared assuming the purchase of the Callon Properties, including purchase price adjustments to date, and assumed related financing transactions occurred on January 1, 2012. These Pro Forma Statements should be read in conjunction with W&T’s Annual Report on Form 10-K for the year ended December 31, 2012, the Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and the audited Statement of Revenues and Direct Operating Expenses for the Callon Properties for the year ended December 31, 2012 and the Unaudited Interim Statements of Revenues and Direct Operating Expenses for the Callon Properties for the nine months ended September 30, 2013 and 2012 listed as Exhibit 99.1 to this Current Report on Form 8-K/A.

W&T OFFSHORE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2013

		Pro Forma
	Historical	Adjustments		Pro Forma
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$15,227	$(400	)(c)	$14,827
Receivables:
Oil and natural gas sales	85,221	—		85,221
Joint interest and other	31,492	—		31,492

Total receivables	116,713	—		116,713
Restricted cash and cash equivalents	16,459	(16,459	)(b)	—
Prepaid expenses and other assets	32,850	—		32,850

Total current assets	181,249	(16,859)		164,390
Property and equipment – at cost:
Oil and natural gas properties and equipment (full cost method, of which $129,584 for Historical and $9,248 for Callon were excluded from amortization	7,120,086	86,858	(a)	7,206,944
Furniture, fixtures and other	21,325	—		21,325

Total property and equipment	7,141,411	86,858		7,228,269
Less accumulated depreciation, depletion and amortization	4,950,768	—		4,950,768

Net property and equipment	2,190,643	86,858		2,277,501
Restricted deposits for asset retirement obligations	34,966	—		34,966
Other assets	16,842	—		16,842

Total assets	$2,423,700	$69,999		$2,493,699

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$129,988	$—		$129,988
Undistributed oil and natural gas proceeds	41,278	—		41,278
Asset retirement obligations	95,014	90	(a)	95,104
Accrued liabilities and other	51,048	—		51,048

Total current liabilities	317,328	90		317,418
Long-term debt	1,052,984	66,213	(b)	1,119,197
Asset retirement obligations, less current portion	267,093	4,096	(a)	271,189
Deferred taxes and other liabilities	193,263	—		193,263
Shareholders’ equity:
Common stock (e)	1	—		1
Additional paid-in capital	404,604	—		404,604
Retained earnings	212,594	(400	)(c)	212,194
Treasury stock, at cost	(24,167)	—		(24,167)

Total shareholders’ equity	593,032	(400)		592,632

Total liabilities and shareholders’ equity	$2,423,700	$69,999		$2,493,699

See accompanying notes

W&T OFFSHORE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2012

		Callon		Pro Forma
	Historical	Properties		Adjustments		Pro Forma
	(In thousands, except per share amounts)
Revenues	$874,491	$48,559	(d)	$—		$923,050

Operating costs and expenses:
Lease operating expenses	232,260	8,084	(d)	—		240,344
Production taxes	5,840	212	(d)	—		6,052
Gathering and transportation	14,878	229	(d)	—		15,107
Depreciation, depletion amortization and accretion accretion	356,232	—		17,534	(e)	373,766
General and administrative expenses	82,017	—		—		82,017
Derivative loss	13,954	—		—		13,954

Total costs and expenses	705,181	8,525		17,534		731,240

Operating income	169,310	40,034		(17,534)		191,810
Interest expense:
Incurred	63,268	—		1,653	(f)	64,921
Capitalized	(13,274)	—		291	(g)	(12,983)
Other income	215	—		—		215

Income before income tax expense	119,531	40,034		(19,478)		140,087
Income tax expense	47,547	—		7,195	(h)	54,742

Net income	$71,984	$40,034		$(26,673)		$85,345

Basic and diluted earnings per common share	$0.95	—		—		$1.12
Weighted average shares outstanding	74,354	—		—		74,354

See accompanying notes

W&T OFFSHORE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

		Callon		Pro Forma
	Historical	Properties		Adjustments		Pro Forma
	(In thousands, except per share amounts)
Revenues	$739,160	$30,449	(d)	$—		$769,609

Operating costs and expenses:
Lease operating expenses	194,935	5,358	(d)	—		200,293
Production taxes	5,375	110	(d)	—		5,485
Gathering and transportation	12,663	243	(d)	—		12,906
Depreciation, depletion, amortization and accretion	312,911	—		12,297	(e)	325,208
General and administrative expenses	60,979	—		—		60,979
Derivative loss	6,186	—		—		6,186

Total costs and expenses	593,049	5,711		12,297		611,057

Operating income	146,111	24,738		(12,297)		158,552
Interest expense:
Incurred	64,157	—		1,240	(f)	65,397
Capitalized	(7,537)	—		(166	)(g)	(7,703)
Other income	9,075	—		—		9,075

Income before income tax expense	98,566	24,738		(13,371)		109,933
Income tax expense	35,358	—		3,978	(h)	39,336

Net income	$63,208	$24,738		$(17,349)		$70,597

Basic and diluted earnings per common share	$0.83	—		—		$0.93
Weighted average shares outstanding	75,221	—		—		75,221

See accompanying notes

W&T OFFSHORE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

On November 5, 2013 and December 4, 2013, W&T Offshore, Inc. (“W&T”) acquired certain oil and natural gas property interests from Callon Petroleum Operating Company (“Callon”), referred to herein as the “Callon Properties,” pursuant to a certain purchase and sale agreement. The effective date of the transactions was July 1, 2013. After customary effective-date adjustments and closing adjustments, the adjusted purchase price excluding asset retirement obligations was $82.7 million and is subject to further post-closing adjustments. The related asset retirement obligations, estimated at $4.2 million by W&T, were assumed by W&T. The Callon Properties consist primarily of a 15% working interest in the Medusa field (deepwater Mississippi Canyon blocks 538 and 582), interests in associated production facilities and various interests in other non-operated fields. All of these properties referred to above are located in the Gulf of Mexico of the United States. These unaudited pro forma financial statements are prepared due to the acquisition being significant to the Company on a combined basis.

The historical financial information is derived from the historical consolidated financial statements of W&T and the historical statements of revenues and direct operating expenses of the Callon Properties (which were based on information provided by Callon). The unaudited pro forma condensed combined balance sheet was prepared assuming the purchase of the Callon Properties, including purchase price adjustments to date, and assumed related financing transaction occurred on September 30, 2013. The unaudited pro forma condensed combined statements of income were prepared assuming the purchase of the Callon Properties, including purchase price adjustments to date, and assumed related financing transaction occurred on January 1, 2012. The adjustments provided in Note 2 below assume the entire cash consideration was financed with borrowings.

The pro forma adjustments were based on information and estimates by management to be directly related to the purchase of the Callon Properties. If the transaction had been in effect on the dates or for the periods indicated, the results may have been substantially different. For example, W&T may have operated the assets differently than Callon, realized sales prices may have been different and costs of operating the properties may have been different. These unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and may or may not provide an indication of results in the future.

2. Pro Forma Adjustments and Other Information

The following adjustments were made in the preparation of the condensed combined financial statements:

(a)	The adjusted purchase price as reported below is subject to further adjustments. We expect final settlement to occur in 2014. The adjusted purchase price as of December 31, 2013 is comprised of the following components (in thousands):

Cash consideration:
Evaluated properties including equipment	$73,424
Unevaluated properties	9,248
Non-cash consideration:
Asset retirement obligations—current	90
Asset retirement obligations—non-current	4,096

Total	$86,858

W&T OFFSHORE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

(b)	For these Pro Forma Statements, the cash consideration is assumed to be funded from borrowings from our revolving bank credit facility. For the pro forma balance sheet, funds held in escrow and reported as restricted cash for a “like kind” exchange transaction were assumed utilized towards the purchase of certain Callon Properties, which reduced estimated incremental borrowings.

Cash consideration	$82,672
Less restricted cash Asset retirement obligation— non-current	16,459

Assumed borrowings at September 30, 2013	$66,213

(c)	Incremental transaction expenses related to the purchase of Callon Properties and incurred subsequent to September 30, 2013 were estimated at $0.4 million.

(d)	Revenues and direct operating expenses were derived from the historical records of Callon.

(e)	Depreciation, depletion and amortization (“DD&A”) was estimated using the full-cost method and determined as the incremental DD&A expense due to adding the costs, reserves and production of the Callon Properties into the computation. The purchase price allocation included amounts allocated to the pool of unevaluated properties for oil and gas interests. No DD&A expense was estimated for the unevaluated properties, which conforms to W&T’s accounting policy. Asset retirement obligations, related accretion and future development costs were estimated by W&T.

(f)	Interest expense was computed using an effective interest rate of 2.0%, which is the estimated interest rate for incremental borrowings on our revolving bank credit facility for the assumed borrowings. This effective interest rate was applied to the total cash consideration noted above to compute the incremental interest expense.

(g)	Adjustments to capitalized interest were computed for the additional amounts allocated to the pool of unevaluated properties and the capitalization interest rate was adjusted for the assumed borrowings.

(h)	Income tax was computed using the 35% corporate rate.

W&T OFFSHORE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

3. Supplemental Oil and Gas Disclosures

Oil and Natural Gas Reserve Information

The following table presents certain unaudited pro forma information concerning W&T’s proved oil, natural gas liquids (“NGLs”) and natural gas reserves as of December 31, 2012 assuming the acquisition of the Callon Properties occurred on January 1, 2012. There are numerous uncertainties in estimating quantities of proved reserves and in providing the future rates of production and timing of development expenditures. The following reserve data represent estimates only and are inherently imprecise and may be subject to substantial revisions as additional information such as reservoir performance, additional drilling, technological advancements and other factors become available. Decreases in the prices of oil, NGLs and natural gas could have an adverse effect on the carrying value of the proved reserves and reserve volumes.

	W&T		Callon Properties (1)		W&T Pro Forma
							Total Equivalent Reserves (3)
	Oil and	Natural		Natural	Oil and	Natural	Barrel	Natural Gas
	NGLs	Gas	Oil	Gas (2)	NGLs	Gas	Equivalent	Equivalent
	(MMBbls)	(Bcf)	(MMBbls)	(Bcf)	(MMBbls)	(Bcf)	(MMBoe)	(Bcfe)
Proved reserves at December 31, 2011	68.5	289.7	2.2	6.7	70.7	296.4	120.1	720.6
Revisions of previous estimates	(3.7)	(4.8)	—	—	(3.7)	(4.8)	(4.5)	(27.0)
Extension and discoveries	10.8	29.6	—	—	10.8	29.6	15.7	94.4
Purchase of minerals in place	2.7	25.5	—	—	2.7	25.5	7.0	41.7
Sales of reserves	(0.2)	(1.1)	—	—	(0.2)	(1.1)	(0.4)	(2.3)
Production	(8.1)	(53.8)	(0.4)	(1.1)	(8.5)	(54.9)	(17.7)	(105.9)

Proved reserves at December 31, 2012	70.0	285.1	1.8	5.6	71.8	290.7	120.2	721.5

Year-end proved developed reserves:
2012	46.3	243.5	1.8	5.6	48.1	249.1	89.5	537.6
2011	34.4	251.4	2.2	6.7	36.6	258.1	79.6	477.7
Year-end proved undeveloped reserves:
2012	23.7	41.6	—	—	23.7	41.6	30.7	183.9
2011	34.1	38.3	—	—	34.1	38.3	40.5	242.9

(1)	Data for the Callon Properties was derived using estimates of proved reserves as of June 30, 2013 and rolled back for production. No adjustments were made for revisions, extensions and discoveries due to lack of available information.
(2)	For the Callon Properties’ natural gas proved reserves, NGLs are included with natural gas, as separate data for NGLs was not available. For a breakdown of oil and NGLs related to W&T’s proved reserves, see W&T’s Annual Report on Form 10-K for the year ended December 31, 2012.
(3)	The conversion to cubic feet equivalent and barrels of equivalent measures determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids (totals may not compute due to rounding). The conversion ratio does not assume price equivalency, and the price on an equivalent basis for oil, NGLs and natural gas may differ significantly.

Volume measurements:

MMBbls – million barrels for crude oil, condensate or NGLs	Bcf – billion cubic feet
MMBoe – million barrels of oil equivalent	Bcfe – billion cubic feet equivalent
Bbl – barrel	Mcf – thousand cubic feet

W&T OFFSHORE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

Pro Forma Standardized Measure of Discounted Future Net Cash Flows

The following tables present certain unaudited pro forma information concerning the standardized measure of discounted cash flows of W&T’s proved oil, NGLs and natural gas reserves as of December 31, 2012, together with the changes therein, assuming the acquisition of the Callon Properties occurred on January 1, 2012. Future cash inflows represent expected revenues from production of period-end quantities of proved reserves based on the twelve-month unweighted average of first-day-of-the-month prices for the years ended December 31, 2012 and 2011. All prices are adjusted by property for quality, transportation fees, energy content and regional price differentials. Future production, development costs and asset retirement obligations are based on costs in effect at the end of the year with no escalations. Estimated future net cash flows, net of future income taxes, have been discounted to their present values based on a 10% annual discount rate.

The standardized measure of discounted future net cash flows does not purport, nor should it be interpreted, to present the fair market value of the oil and natural gas reserves. These estimates reflect proved reserves only and ignore, among other things, future changes in prices and costs, revenues that could result from probable reserves which could become proved reserves in later years and the risks inherent in reserve estimates. The standardized measure of discounted future net cash flows relating to W&T’s and the Callon Properties’ proved oil, NGLs and natural gas reserves consolidated on a pro forma basis is as follows (in thousands):

Pro Forma Standardized Measure of Future Discounted Cash Flows

as of December 31, 2012

	W&T	Callon Properties	Pro Forma
Future cash inflows	$6,888,431	$204,648	$7,093,079
Future costs:
Production	(1,858,282)	(66,533)	(1,924,815)
Development	(655,406)	(4,968)	(660,374)
Dismantlement and abandonment	(508,051)	(6,645)	(514,696)
Income taxes	(1,002,127)	(6,973)	(1,009,100)

Future net cash inflows before 10% discount	2,864,565	119,529	2,984,094
10% discount	(1,018,188)	(28,457)	(1,046,645)

Standardized measure as of December 31, 2012	$1,846,377	$91,072	$1,937,449

W&T OFFSHORE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

The following table sets forth the changes in the standardized measure of discounted future net cash flows relating to W&T’s and the Callon Properties’ proved oil, NGLs and natural gas reserves consolidated on a pro forma basis (in thousands):

Changes to the Pro Forma Standardized Measure of Future Discounted Cash Flows

for the Year Ended December 31, 2012

	W&T	Callon Properties	Pro Forma
Standardized measure – beginning of period	$2,006,377	$124,073	$2,130,450
Increases (decreases):
Sales and transfers, net of production costs	(620,437)	(38,738)	(659,175)
Net change in sales and transfer prices, net of production costs	(224,260)	(12,120)	(236,380)
Extensions and discoveries, net of future costs	181,870	—	181,870
Changes in estimated future development costs	(103,320)	—	(103,320)
Previously estimated development costs incurred during the year	332,939	1,127	334,066
Revisions of quantity of estimates	(128,075)	—	(128,075)
Accretion of discount	231,144	12,407	243,551
Net change in income taxes	99,684	5,572	105,256
Purchase of reserves in-place	270,168	—	270,168
Sales of reserves in-place	(16,105)	—	(16,105)
Changes due to production rates (timing) and other	(183,608)	(1,249)	(184,857)

Net increases (decreases)	(160,000)	(33,001)	(193,001)

Standardized measure – end of period	$1,846,377	$91,072	$1,937,449